Exhibit 99.1
                            News

For Immediate Release

CNO Financial Group Reports Third Quarter 2023 Results
Solid third quarter results, total new annualized premiums up 13%

Carmel, Ind., November 6, 2023 - CNO Financial Group, Inc. (NYSE: CNO) today reported net income of $167.3 million, or $1.46 per diluted share, in 3Q23 compared to $175.9 million, or $1.52 per diluted share, in 3Q22. Net operating income (1) was $101.3 million, or $0.88 per diluted share, in 3Q23 compared to $77.9 million, or $0.67 per diluted share, in 3Q22. Net income and net operating income (1) were both favorably impacted in 3Q23 by significant items totaling $16.9 million, or $0.14 per diluted share, as summarized in note 7.
"We are pleased with our financial performance in the quarter, led by both strong underwriting margins and net investment income results," said Gary C. Bhojwani, chief executive officer. "New products, programs to increase the number and productivity of our agents, and tech-enabled efficiency initiatives implemented over the last several quarters continue to drive sustained sales growth and enhanced customer value."
"We posted increases in net operating income and book value per diluted share, while enhancing our capital position. For the third consecutive quarter, new money rates exceeded 6%, continuing the positive trend in our earned yields. Health claims moderated in the quarter as expected, and variable investment income results continued to improve."
"CNO is pleased to launch our Bermuda affiliate and we are in the process of implementing our initial reinsurance transaction. We remain well-positioned to execute on our strategy to serve middle-income America and deliver shareholder value."
Third Quarter 2023 Highlights (as compared to the corresponding period in the prior year where applicable)
•Total Health insurance new annualized premiums ("NAP") (4) up 14%; total Life insurance NAP up 11%
•    Consumer Division NAP up 9% and field producing agent count up 9%
•Worksite Division NAP up 36% and producing agent count up 24%
•     Returned $56.9 million to shareholders
•     Book value per share was $16.85; book value per diluted share, excluding accumulated other comprehensive loss, (2) was $33.75
•     Return on equity ("ROE") of 14.5%; operating ROE, as adjusted, (6) of 8.5%
Other Announcement
•CNO established its wholly-owned Bermuda reinsurance company and received all necessary approvals to reinsure approximately $6.2 billion of inforce fixed indexed annuity statutory reserves, in addition to new fixed indexed annuity business. Implementation of the initial reinsurance transaction is in process, with an effective date of October 1, 2023.
Adoption of New Accounting Standard
As previously disclosed, we adopted ASU 2018-12 related to targeted improvements to the accounting for long-duration insurance contracts effective January 1, 2023. We selected the modified retrospective transition method except for market risk benefits where we were required to use the full retrospective approach. All prior periods presented herein have been recast in accordance with the new standard. As a result of the adoption of the new guidance, shareholders' equity as of December 31, 2022 increased $368.0 million and was comprised of: (i) an increase to retained earnings of $232.2 million; and (ii) a decrease to accumulated other comprehensive loss of $135.8 million. Net income and net operating income (1) for the third quarter of 2022 increased $70.9 million and $21.0 million, respectively. Concurrent with the adoption of the new guidance, we also updated the method of determining non-operating earnings for our fixed indexed annuities to better isolate the volatile non-economic accounting impacts of that line of business.

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(a) financial measure, is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as net realized investment gains (losses) from sales and change in the allowance for credit losses, changes in fair values of embedded derivatives and market risk benefits and the liability for a deferred compensation plan, and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per diluted share
	Quarter ended			Quarter ended
	September 30,			September 30,
	2023	2022	% change	2023	2022	% change

Income from insurance products (b)	$0.76	$0.77	(1)	$86.8	$88.6	(2)
Fee income	(0.03)	0.01	(400)	(2.9)	1.4	(307)
Investment income not allocated to product lines (c)	0.33	0.23	43	38.4	27.1	42
Expenses not allocated to product lines	0.07	(0.14)	(150)	7.5	(16.1)	(147)
Operating earnings before taxes	1.13	0.87		129.8	101.0
Income tax expense on operating income	(0.25)	(0.20)	25	(28.5)	(23.1)	23
Net operating income (1)	0.88	0.67	31	101.3	77.9	30
Net realized investment losses from sales and change in allowance for credit losses	(0.17)	—		(20.1)	(0.7)
Net change in market value of investments recognized in earnings	(0.08)	(0.15)		(9.2)	(17.0)
Changes in fair value of embedded derivative liabilities and market risk benefits	0.95	1.13		109.4	130.6
Other	0.05	0.12		5.7	14.0
Non-operating income before taxes	0.75	1.10		85.8	126.9
Income tax expense on non-operating income	(0.17)	(0.25)		(19.8)	(28.9)
Net non-operating income	0.58	0.85		66.0	98.0
Net income	$1.46	$1.52		$167.3	$175.9

Weighted average diluted shares outstanding	114.5	115.9

(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Insurance margin is management’s measure of the profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
_____________________________________________________________________________________________________

	Quarter ended
	September 30,
	2023	2022

Trailing twelve months return on equity (a)	14.5%	26.4%
Trailing twelve months operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.5%	11.9%
Trailing twelve months operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (6)	8.0%	11.3%

Shareholders’ equity	$1,890.1	$1,863.4
Accumulated other comprehensive loss	1,956.7	1,837.8

Shareholders’ equity, excluding accumulated other comprehensive loss	3,846.8	3,701.2
Net operating loss carryforwards	(102.6)	(190.9)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,744.2	$3,510.3

Book value per diluted share	$16.58	$16.07
Accumulated other comprehensive loss	17.17	15.84

Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$33.75	$31.91

(a) Calculated using average shareholders’ equity for the measurement period.

INSURANCE OPERATIONS

Annuity products accounted for 24 percent of the Company’s insurance margin for the quarter and annuity premiums collected increased 1 percent in 3Q23 compared to 3Q22.

Health products accounted for 51 percent of the Company’s insurance margin for the quarter and 64 percent of insurance policy income.

Life products accounted for 25 percent of the Company’s insurance margin for the quarter and 35 percent of insurance policy income.

Sales of health products were up 14 percent and sales of life products were up 11 percent in 3Q23 compared to 3Q22.

ANNUITY COLLECTED PREMIUMS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2023	2022	% change
Annuity collected premiums	$372.2	$370.0	1

INSURANCE POLICY INCOME
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2023	2022	% change
Annuity	$7.2	$6.3	14
Health	397.8	403.5	(1)
Life	221.0	213.4	4
Total insurance policy income	$626.0	$623.2	—

SALES MEASURED AS NEW ANNUALIZED PREMIUMS FOR
LIFE AND HEALTH PRODUCTS
(Dollars in millions)
(Unaudited)

	Quarter ended September 30,
	2023	2022	% change
Health	$48.3	$42.2	14
Life	50.0	45.1	11
Total new annualized premiums (4)	$98.3	$87.3	13

INSURANCE MARGIN
(Amounts in millions, except per share data)
(Unaudited)

Insurance margin is management’s measure of profitability of its annuity, health and life segments’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs. Income from insurance products is the sum of the insurance margins of the annuity, health and life segments, less allocated insurance administrative expenses. It excludes the fee income segment, investment income not allocated to product lines, expenses not allocated to product lines and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of our operations. Income from insurance products, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter ended
	September 30, 2023	% of insurance policy income	September 30, 2022	% of insurance policy income	% change
Margin
Annuity interest margin	$57.0		$60.1		(5)
Life insurance interest margin	1.0		0.5		100
Total interest-sensitive margin	58.0		60.6		(4)
Insurance margin
Health	123.2	31	123.3	31	—
Life (a)	58.8	27	55.2	26	7
Total other insurance margin	182.0	29	178.5	29	2

Total insurance margin	240.0		239.1

Allocated expenses	(153.2)		(150.5)
Income from insurance products	$86.8		$88.6

Per diluted share	$0.76		$0.77
Weighted average diluted shares	114.5		115.9

(a)    Net of $22.6 million and $22.1 million of non-deferred television advertising expense related to our direct distribution channel in the 2023 and 2022 periods, respectively.

Total allocated expenses were $153.2 million, up 2 percent from 3Q22.

ANNUITY RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Annuity margin
	Quarter ended
	September 30,
	2023	2022
Fixed indexed annuities	$47.2	$48.9
Fixed interest annuities	8.4	8.2
Other annuities	1.4	3.0
Total	$57.0	$60.1

Annuity collected premiums
	Quarter ended
	September 30,
	2023	2022
Annuity collected premiums	$372.2	$370.0

Average net insurance liabilities (5)
	Quarter ended
	September 30,
	2023	2022
Fixed indexed annuities	$9,381.0	$8,902.9
Fixed interest annuities	1,603.0	1,675.9
Other annuities	455.6	478.8
Total	$11,439.6	$11,057.6

Margin/average net insurance liabilities (a)
	Quarter ended
	September 30,
	2023	2022
Fixed indexed annuities	2.01%	2.20%
Fixed interest annuities	2.10%	1.96%
Other annuities	1.23%	2.51%
Total	1.99%	2.17%

(a)    Defined as annualized quarterly annuity margin divided by average net insurance liabilities (5).

HEALTH INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Health margin
	Quarter ended
	September 30,
	2023		2022
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Supplemental health and other health	$62.8	35	$58.5	34	7
Medicare supplement	37.2	24	38.7	24	(4)
Long-term care	23.2	35	26.1	39	(11)
Total	$123.2	31	$123.3	31	—

Health insurance policy income
	Quarter ended
	September 30,
	2023	2022	% change
Supplemental health and other health	$177.9	$173.5	3
Medicare supplement	154.2	163.6	(6)
Long-term care	65.7	66.4	(1)
Total	$397.8	$403.5	(1)

Health NAP (4)
	Quarter ended
	September 30,
	2023	2022	% change
Supplemental health and other health	$30.7	$28.2	9
Medicare supplement	8.7	8.0	9
Long-term care	8.9	6.0	48
Total	$48.3	$42.2	14

LIFE INSURANCE RESULTS BY PRODUCT TYPE
(Dollars in millions)
(Unaudited)

Life margin
	Quarter ended
	September 30,
	2023		2022
	Amount	% of insurance policy income	Amount	% of insurance policy income	% change
Life insurance interest margin	$1.0		$0.5		100
Life insurance margin:
Traditional life	36.9	21	38.1	22	(3)
Interest sensitive life	21.9	49	17.1	39	28
Subtotal	58.8	27	55.2	26	7
Total margin	$59.8		$55.7		7

Life insurance policy income
	Quarter ended
	September 30,
	2023	2022	% change
Traditional life	$175.9	$169.9	4
Interest sensitive life	45.1	43.5	4
Total	$221.0	$213.4	4

Life NAP (4)
	Quarter ended
	September 30,
	2023	2022	% change
Traditional life	$41.9	$38.2	10
Interest sensitive life	8.1	6.9	17
Total	$50.0	$45.1	11

Average net insurance liabilities (5) and interest margin
	Quarter ended
	September 30,
	2023	2022	% change
Interest sensitive life products	$1,039.6	$1,019.2	2
Interest margin/average net insurance liabilities (5)	0.38%	0.20%	90

QUARTERLY AVERAGE EXCLUSIVE PRODUCING AGENTS

	Average Exclusive Producing Agent Count
	Quarter ended
	September 30,		%
	2023	2022	change
Consumer
Field agents (a) (c)	4,267	3,913	9
Registered agents (b) (c)	701	688	2
Worksite (a) (c)	321	258	24
____________________
(a) Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month.
(b) Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.
(c) Agent counts represent the average of the last 3 months.

INVESTMENTS
INVESTMENT INCOME NOT ALLOCATED TO PRODUCT LINES
(Dollars in millions, except per share data)

Management uses investment income not allocated to product lines as the measure to evaluate the performance of the investment segment. It is defined as net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the FABN program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. We also view investment income not allocated to product lines per diluted share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our share repurchase program.

	Quarter ended September 30,
	2023	2022	% change
Net investment income	$291.8	$268.1	9
Allocated to product lines:
Annuity	(131.0)	(121.1)	8
Health	(74.2)	(73.3)	1
Life	(36.3)	(35.4)	3
Equity returns credited to policyholder account balances	54.6	34.9	56
Amounts allocated to product lines and credited to policyholder account balances	(186.9)	(194.9)	(4)
Impact of annual option forfeitures related to fixed indexed annuity surrenders	2.5	(1.1)	(327)
Amount related to variable interest entities and other non-operating items	(18.7)	(13.6)	38
Interest expense on corporate debt	(15.7)	(15.6)	1
Interest expense on financing arrangements	(1.1)	—	N/A
Interest expense on investment borrowings from the Federal Home Loan Bank program	(28.3)	(10.3)	175
Expenses related to FABN program	(7.6)	(7.5)	1
Less amounts credited to deferred compensation plans (offsetting investment income)	2.4	2.0	20
Total adjustments	(66.5)	(46.1)
Investment income not allocated to product lines	$38.4	$27.1	42

Per diluted share	$0.33	$0.23

INVESTMENT PORTFOLIO
(Dollars in millions)

The composition of the investment portfolio at September 30, 2023 is as follows:

	$	% of total
Fixed maturities, available for sale, at fair value	$20,305.2	82
Equity securities at fair value	95.5	—
Mortgage loans	1,971.3	8
Policy loans	126.4	1
Trading securities	221.2	1
Investments held by variable interest entities	858.1	3
Other invested assets	1,119.9	5
Total investment portfolio	$24,697.6	100

Fixed maturities, available for sale, at amortized cost by asset class as of September 30, 2023 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$12,751.9	$560.2		$13,312.1
United States Treasury securities and obligations of the United States government and agencies	194.2	—		194.2
States and political subdivisions	2,837.9	10.6		2,848.5
Foreign governments	93.3	—		93.3
Asset-backed securities	1,388.3	111.9		1,500.2
Agency residential mortgage-backed securities	627.9	—		627.9
Non-agency residential mortgage-backed securities	1,171.3	524.5	(a)	1,695.8
Collateralized loan obligations	1,077.7	—		1,077.7
Commercial mortgage-backed securities	2,462.5	87.3		2,549.8

Total	$22,605.0	$1,294.5		$23,899.5

____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

The fair value of CNO’s available for sale fixed maturity portfolio was $20.3 billion compared with an amortized cost of $23.9 billion. Net unrealized losses were comprised of gross unrealized gains of $54.7 million and gross unrealized losses of $3,579.6 million. The allowance for credit losses was $69.4 million at September 30, 2023.

At amortized cost and fair value, 95 percent and 94 percent, respectively, of fixed maturities, available for sale, were rated “investment grade”.

Non-Operating Items
Net investment losses in 3Q23 were $20.1 million including the unfavorable change in the allowance for credit losses of $2.3 million which was recorded in earnings. Net investment losses in 3Q22 were $0.7 million including the favorable change in the allowance for credit losses of $7.5 million which was recorded in earnings.

During 3Q23 and 3Q22, we recognized a decrease in earnings of $9.2 million and $17.0 million, respectively, due to the net change in market value of investments recognized in earnings.

During 3Q23 and 3Q22, we recognized an increase in earnings of $109.4 million and $130.6 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

In 3Q23 and 3Q22, other non-operating items included an increase in earnings of $6.8 million and $12.0 million, respectively, for the mark-to-market change in the agent deferred compensation plan liability which was impacted by changes in the underlying actuarial assumptions used to value the liability. We recognize the mark-to-market change in the estimated value of this liability through earnings as assumptions change.

Statutory (based on non-GAAP measures) and GAAP Capital Information
Our consolidated statutory risk-based capital ratio was estimated at 392% at September 30, 2023, reflecting estimated 3Q23 statutory operating income of $37 million (and $113 million in the first nine months of 2023) and the payment of insurance company dividends (net of capital contributions) to the holding company of $58.7 million during the first nine months of 2023 (including a capital contribution of $16.0 million in 3Q23).

During 3Q23, we repurchased $40.0 million of common stock under our securities repurchase program (including $0.8 million of repurchases settled in 4Q23). We repurchased 1.6 million common shares at an average cost of $24.28 per share. As of September 30, 2023, we had 112.2 million shares outstanding and had authority to repurchase up to an additional $601.8 million of our common stock. During 3Q23, dividends paid on common stock totaled $16.9 million.

Unrestricted cash and investments held by our holding company were $171 million at September 30, 2023, compared to $167 million at December 31, 2022.

Book value per common share was $16.85 at September 30, 2023 compared to $15.47 at December 31, 2022. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $33.75 at September 30, 2023, compared to $31.89 at December 31, 2022.

The debt-to-capital ratio was 37.6 percent and 39.2 percent at September 30, 2023 and December 31, 2022, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3) was 22.9 percent and 23.4 percent at September 30, 2023 and December 31, 2022, respectively.

Return on equity for the trailing four quarters ended September 30, 2023 and 2022, was 14.5% and 26.4%, respectively. Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (6) for the trailing four quarters ended September 30, 2023 and 2022, was 8.0% and 11.3%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2022 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on November 7, 2023 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://www.netroadshow.com/events/login?show=edc4d6ff&confId=57328. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services, and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income, and retirement needs with 3.2 million policies and $34 billion in total assets. Our 3,400 associates, 4,600 exclusive agents and more than 4,000 independent partner agents guide individuals, families, and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Investments:
Fixed maturities, available for sale, at fair value (net of allowance for credit losses: September 30, 2023 - $69.4 and December 31, 2022 - $56.0; amortized cost: September 30, 2023 - $23,899.5 and December 31, 2022 - $23,384.2)	$20,305.2	$20,353.4
Equity securities at fair value	95.5	135.3
Mortgage loans (net of allowance for credit losses: September 30, 2023 - $10.9 and December 31, 2022 - $8.0)	1,971.3	1,411.9
Policy loans	126.4	121.6
Trading securities	221.2	207.9
Investments held by variable interest entities (net of allowance for credit losses: September 30, 2023 - $2.9 and December 31, 2022 - $5.5; amortized cost: September 30, 2023 - $880.6 and December 31, 2022 - $1,134.2)	858.1	1,077.6
Other invested assets	1,119.9	1,034.7
Total investments	24,697.6	24,342.4
Cash and cash equivalents - unrestricted	460.8	575.7
Cash and cash equivalents held by variable interest entities	122.0	69.2
Accrued investment income	252.3	235.6
Present value of future profits	186.2	203.7
Deferred acquisition costs	1,897.5	1,770.9
Reinsurance receivables (net of allowance for credit losses: September 30, 2023 - $3.0 and December 31, 2022 - $2.0)	4,053.2	4,223.4
Market risk benefit asset	89.3	65.3
Income tax assets, net	1,039.8	1,063.4
Assets held in separate accounts	2.9	2.7
Other assets	705.8	580.8
Total assets	$33,507.4	$33,133.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Liabilities for insurance products:
Policyholder account balances	$15,481.8	$15,234.2
Future policy benefits	10,829.9	11,240.2
Market risk benefit liability	3.1	11.3
Liability for life insurance policy claims	60.8	64.1
Unearned and advanced premiums	221.2	235.0
Liabilities related to separate accounts	2.9	2.7
Other liabilities	869.6	693.9
Investment borrowings	2,089.4	1,639.5
Borrowings related to variable interest entities	918.5	1,104.6
Notes payable – direct corporate obligations	1,140.1	1,138.8
Total liabilities	31,617.3	31,364.3
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: September 30, 2023 – 112,163,169; December 31, 2022 – 114,343,070)	1.1	1.1
Additional paid-in capital	1,965.3	2,033.8
Accumulated other comprehensive loss	(1,956.7)	(1,957.3)
Retained earnings	1,880.4	1,691.2
Total shareholders' equity	1,890.1	1,768.8
Total liabilities and shareholders' equity	$33,507.4	$33,133.1

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues:
Insurance policy income	$626.0	$623.2	$1,879.8	$1,873.8
Net investment income:
General account assets	324.8	289.0	925.1	884.2
Policyholder and other special-purpose portfolios	(33.0)	(20.9)	109.4	(184.0)
Investment gains (losses):
Realized investment gains (losses)	(21.6)	(8.2)	(58.0)	3.6
Other investment losses	(7.7)	(9.5)	(21.2)	(102.8)
Total investment losses	(29.3)	(17.7)	(79.2)	(99.2)
Fee revenue and other income	59.0	31.7	141.2	128.4
Total revenues	947.5	905.3	2,976.3	2,603.2
Benefits and expenses:
Insurance policy benefits	399.1	396.1	1,574.7	1,032.2
Liability for future policy benefits remeasurement loss	(0.1)	(5.0)	8.8	2.3
Change in fair value of market risk benefits	(33.8)	(34.9)	(36.6)	(117.9)
Interest expense	62.6	37.6	174.9	89.2
Amortization of deferred acquisition costs and present value of future profits	57.0	53.5	168.5	158.5
Other operating costs and expenses	247.1	230.1	775.3	670.9
Total benefits and expenses	731.9	677.4	2,665.6	1,835.2
Income before income taxes	215.6	227.9	310.7	768.0
Income tax expense on period income	48.3	52.0	70.5	175.4
Net income	$167.3	$175.9	$240.2	$592.6
Earnings per common share:
Basic:
Weighted average shares outstanding	112,689,000	114,354,000	113,836,000	116,170,000
Net income	$1.48	$1.54	$2.11	$5.10
Diluted:
Weighted average shares outstanding	114,462,000	115,928,000	115,613,000	118,072,000
Net income	$1.46	$1.52	$2.08	$5.02

NOTES
(1)Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investors - SEC Filings" section of CNO's website, CNOinc.com.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Net insurance liabilities for the purpose of allocating investment income to product lines are equal to: (i) policyholder account balances for annuity products; (ii) total reserves before the fair value adjustments reflected in accumulated other comprehensive income (loss), if applicable, for all other products; less (iii) amounts related to reinsurance business; (iv) deferred acquisition costs; (v) the present value of future profits; and (vi) the value of unexpired options credited to insurance liabilities.
(6)The following summarizes the calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows (dollars in millions):

	Trailing twelve months ended
	3Q23	3Q22
Net operating income	$305.1	$380.6

Net operating income, excluding significant items	$287.7	$360.9

Net income	$278.2	$749.8

Average common equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	$3,582.8	$3,197.4

Average common shareholders' equity	$1,918.3	$2,840.4

Operating return on equity, excluding accumulated other
comprehensive income (loss) and net operating loss
carryforwards (a non-GAAP financial measure)	8.5%	11.9%

Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net
operating loss carryforwards (a non-GAAP financial measure)	8.0%	11.3%

Return on equity	14.5%	26.4%

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
4Q21	$103.1	$(2.3)	(b)	$100.8	$410.0	$157.2	$570.3
1Q22	64.5	—		64.5	373.2	183.4	491.7
2Q22	135.1	(17.4)	(c)	117.7	393.4	233.3	677.3
3Q22	77.9	—		77.9	360.9	175.9	749.8
4Q22	82.9	(0.5)	(d)	82.4	342.5	38.0	630.6
1Q23	58.6	—		58.6	336.6	(0.8)	446.4
2Q23	62.3	—		62.3	281.2	73.7	286.8
3Q23	101.3	(16.9)	(e)	84.4	287.7	167.3	278.2

(a) See note (7) for additional information.

(b) Comprised of $3.0 million of net favorable adjustments arising from our review of actuarial assumptions, net of tax expense of $.7 million.

(c) Comprised of an experience refund of $22.5 million related to a reinsurance agreement, net of tax expense of $5.1 million.

(d) Comprised of $.7 million of net favorable adjustments arising from our review of actuarial assumptions, net of tax expense of $.2 million.

(e) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals, net of tax expense of $4.8 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Twelve months ended
	3Q23	3Q22
Pre-tax operating earnings (a non-GAAP financial measure)	$394.4	$491.5
Income tax expense	(89.3)	(110.9)
Net operating income	305.1	380.6
Non-operating items:
Net realized investment losses from sales, impairments and change in allowance for credit losses	(91.3)	(30.0)
Net change in market value of investments recognized in earnings	(24.1)	(76.3)
Changes in fair value of embedded derivative liabilities and market risk benefits	78.3	535.3
Fair value changes related to the agent deferred compensation plan	7.0	44.4
Other	(5.1)	4.1
Non-operating income (loss) before taxes	(35.2)	477.5
Income tax (expense) benefit on non-operating income (loss)	8.3	(108.3)
Net non-operating income (loss)	(26.9)	369.2
Net income	$278.2	$749.8

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q21	2Q21	3Q21	4Q21
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,003.2	$2,989.0	$2,993.3	$3,067.3
Net operating loss carryforwards	323.1	292.9	266.9	243.7
Accumulated other comprehensive income	73.1	306.7	337.5	373.7
Common shareholders' equity	$3,399.4	$3,588.6	$3,597.7	$3,684.7

	1Q22	2Q22	3Q22	4Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,141.7	$3,329.0	$3,510.3	$3,557.1
Net operating loss carryforwards	238.2	214.7	190.9	169.0
Accumulated other comprehensive loss	(561.5)	(1,415.8)	(1,837.8)	(1,957.3)
Common shareholders' equity	$2,818.4	$2,127.9	$1,863.4	$1,768.8

	1Q23	2Q23	3Q23
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2
Net operating loss carryforwards	152.4	126.3	102.6
Accumulated other comprehensive loss	(1,664.4)	(1,733.5)	(1,956.7)
Common shareholders' equity	$2,031.8	$1,995.8	$1,890.1

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	3Q23	3Q22
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,582.8	$3,197.4
Net operating loss carryforwards	148.6	231.4
Accumulated other comprehensive loss	(1,813.1)	(588.4)
Common shareholders' equity	$1,918.3	$2,840.4

(7)    The tables below summarize the financial impact of significant items on our net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	September 30, 2023
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$57.0	$—		$57.0
Health margin	123.2	—		123.2
Life margin	59.8	—		59.8
Total insurance product margin	240.0	—		240.0
Allocated expenses	(153.2)	—		(153.2)
Income from insurance products	86.8	—		86.8
Fee income	(2.9)	—		(2.9)
Investment income not allocated to product lines	38.4	—		38.4
Expenses not allocated to product lines	7.5	(21.7)	(a)	(14.2)
Operating earnings before taxes	129.8	(21.7)		108.1
Income tax (expense) benefit on operating income	(28.5)	4.8		(23.7)
Net operating income	$101.3	$(16.9)		$84.4

Net operating income per diluted share	$0.88	$(0.14)		$0.74
___________
(a)Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals.

	Three months ended
	December 31, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$50.8	$3.2	(a)	$54.0
Health margin	140.4	(18.3)	(a)	122.1
Life margin	43.3	14.4	(a)	57.7
Total insurance product margin	234.5	(0.7)		233.8
Allocated expenses	(149.1)	—		(149.1)
Income from insurance products	85.4	(0.7)		84.7
Fee income	9.2	—		9.2
Investment income not allocated to product lines	25.2	—		25.2
Expenses not allocated to product lines	(12.8)	—		(12.8)
Operating earnings before taxes	107.0	(0.7)		106.3
Income tax (expense) benefit on operating income	(24.1)	0.2		(23.9)
Net operating income	$82.9	$(0.5)		$82.4

Net operating income per diluted share	$0.71	$—		$0.71
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

	Three months ended
	June 30, 2022
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$60.1	$—		$60.1
Health margin	125.4	—		125.4
Life margin	70.2	—		70.2
Total insurance product margin	255.7	—		255.7
Allocated expenses	(152.2)	—		(152.2)
Income from insurance products	103.5	—		103.5
Fee income	3.2	—		3.2
Investment income not allocated to product lines	64.6	—		64.6
Expenses not allocated to product lines	2.9	(22.5)	(a)	(19.6)
Operating earnings before taxes	174.2	(22.5)		151.7
Income tax (expense) benefit on operating income	(39.1)	5.1		(34.0)
Net operating income	$135.1	$(17.4)		$117.7

Net operating income per diluted share	$1.15	$(0.15)		$1.00
___________
(a)Comprised of an experience refund of $22.5 million related to a reinsurance agreement.

	Three months ended
	December 31, 2021
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$65.6	$0.7	(a)	$66.3
Health margin	126.2	(7.1)	(a)	119.1
Life margin	53.4	3.4	(a)	56.8
Total insurance product margin	245.2	(3.0)		242.2
Allocated expenses	(143.3)	—		(143.3)
Income from insurance products	101.9	(3.0)		98.9
Fee income	2.9	—		2.9
Investment income not allocated to product lines	44.4	—		44.4
Expenses not allocated to product lines	(17.4)	—		(17.4)
Operating earnings before taxes	131.8	(3.0)		128.8
Income tax (expense) benefit on operating income	(28.7)	0.7		(28.0)
Net operating income	$103.1	$(2.3)		$100.8

Net operating income per diluted share	$0.83	$(0.02)		$0.81
___________
(a)Adjustments arising from our comprehensive annual actuarial review of assumptions.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com